EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of TriView Capital Management, Inc. as managing member of TriView Global Fund, LLC, certify that (i) the Form 10-Q for the period ended June 30, 2009 of TriView Global Fund, LLC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended June 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of TriView Global Fund, LLC.

TRIVIEW GLOBAL FUND, LLC
By:  TriView Capital Management, Inc., Managing Member

By:  /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	August 18, 2009

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